UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 31, 2006

HARKEN ENERGY CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	1-10262	95-2841597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 State Street, Suite 200 Southlake, Texas	76092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (817) 424-2424

Former Name or Former Address, if Changed Since Last Report:  Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 31, 2006, International Business Associates Holding Co., Ltd., a British Virgin Islands company (“IBAH”), a wholly-owned subsidiary of Harken Energy Corporation (the “Company”), and the Company for limited purposes, entered into a Redemption and Release Agreement (the “Agreement”) with International Business Associates, Ltd., a company organized under the laws of the Turks and Caicos Islands (“IBA”), International Business Associates (USA), Inc., a Delaware corporation (“IBA USA”), and IBA’s founders, John Kean, Jr. and Stanley J. Brownell (the “IBA Founders”). Under the Agreement, IBA agreed to redeem 7,500 shares of IBA’s Series A Redeemable Preferred Stock, US$0.01 par value per share, and 24 shares of IBA USA’s common stock, US$0.01 par value per share, held by the Company in exchange for an aggregate cash payment of US$7,500,000 from IBA and IBA USA. This redemption was completed on February 6, 2006.

Subsequent to the redemption, IBAH continues to hold 5,000 shares of IBA Series A Redeemable Preferred Stock (the “Remaining Shares”) with an aggregate stated liquidation value of US$5,000,000. IBA has the option to redeem the Remaining Shares prior to December 31, 2006, for US$5,000,000. If IBAH holds the Remaining Shares at any time that IBA receives cash proceeds of not less than US$2,000,000 as a result of any capital investment in IBA or any financing or recapitalization of IBA (a “Conversion Event”), IBA must immediately convert the Remaining Shares into nineteen percent (19%) of IBA’s common stock (on a fully diluted basis after issuance of such common stock to IBAH).

As a result of the Agreement, the Stockholders Agreement dated September 10, 2004, among IBAH, IBA, and the IBA Founders was amended to reduce the number of IBAH’s nominees to IBA’s Board of Directors from three to one (out of five total Board positions), and two of IBAH’s nominees to IBA’s Board of Directors resigned. IBAH’s right to nominate one member to IBA’s Board of Directors will continue so long as IBAH owns any shares of IBA’s preferred stock or at least fifteen (15%) of IBA’s common stock. In addition to the foregoing, the Stockholders Agreement was further amended to (i) allow IBA’s Board of Directors to modify certain internal management guidelines set forth in the Stockholders Agreement on the earlier of December 31, 2006, or a Conversion Event, (ii) relinquish certain unanimous approval rights held by IBAH in connection with a Conversion Event, and (iii) grant IBAH certain preemptive rights to acquire IBA’s common stock (or other securities convertible into, or exchangeable for, IBA’s common stock) for so long as IBAH owns any shares of IBA’s preferred stock or at least fifteen (15%) of IBA’s common stock.

Other than as described in this report, there are no material relationships between the Company or its affiliates and IBA, IBA USA and the IBA Founders other than in respect of the material definitive agreement described herein and the ownership of the Remaining Shares described above.

A full description of the terms and conditions is set forth in the Agreement included as an exhibit with this Current Report.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As a result of the Redemption and Release Agreement discussed in Item 1.01 above, IBAH terminated that certain Ordinary Share Purchase Warrant issued by IBA to IBAH September 10, 2004, to purchase 24 shares of IBA’s Common Stock.

For more information regarding the effects for such Redemption and Release Agreement, see Item 1.01 above.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibit Number	Description

10.1	Redemption and Release Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harken Energy Corporation
(Registrant)

Date: February 6, 2006	By:	/s/ ELMER A. JOHNSTON
Elmer A. Johnston
Vice President, Secretary and General Counsel

List of Exhibits

Exhibit Number	Description

10.1	Redemption and Release Agreement